EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-152944), Form S-8 (Nos. 333-38236, 333-38250, 333-47326, 333-87092 and 333-97787) and Form S-3 filed as post-effective amendment No. 2 to Registration Statement on Form S-4 (No. 333-103434) of Krispy Kreme Doughnuts, Inc. of our report dated April 17, 2009 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K for the fiscal year ended February 1, 2009.

/s/ PricewaterhouseCoopers LLP
Greensboro, North Carolina

April 17, 2009